Exhibit 3.5

ARTICLES OF AMENDMENT
TO THE RESTATED CHARTER
OF FIRST HORIZON NATIONAL CORPORATION
(Rollover Preferred Stock Designation)

The undersigned, being a duly authorized officer of First Horizon National Corporation (the “Corporation”), acting pursuant to Sections 48-20-102 and 48-20-106 of the Tennessee Business Corporation Act, hereby certifies as follows:

1.	The name of the Corporation is FIRST HORIZON NATIONAL CORPORATION.

2.	The Restated Charter is hereby amended by adding the following text to Article 10 to set forth the terms of the Corporation’s Series B Non-Cumulative Perpetual Preferred Stock, Series C Non-Cumulative Perpetual Preferred Stock and Series D Non-Cumulative Perpetual Preferred Stock, by adding new sections (c), (d) and (e) to such Article 10:

(c)          6.625% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series B. Pursuant to the provisions of the Restated Charter of the Corporation and applicable law, a series of preferred stock, no par value, of the Corporation be and hereby is created and the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

(1)          Designation and Number of Shares

The designation of the series of preferred stock shall be “6.625% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series B” (the “Series B Preferred Stock”). With respect to payment of dividends and distributions upon the Corporation’s liquidation, dissolution or winding up, the Series B Preferred Stock shall rank (i) senior to the Corporation’s common stock and any other class or series of preferred stock that by its terms ranks junior to the Series B Preferred Stock, (ii) equally with all existing and future series of preferred stock that the Corporation may issue that does not by its terms rank junior to the Series B Preferred Stock, including the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock and (iii) junior to all existing and future indebtedness and other liabilities of the Corporation any class or series of preferred stock that expressly provides in the articles of amendment creating such preferred stock that it ranks senior to the Series B Preferred Stock (subject to any requisite consents required for the creation of such preferred stock ranking senior to the Series B Preferred Stock).The number of authorized shares of Series B Preferred Stock shall be 8,625. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series B Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors (or a duly authorized committee thereof) and by the filing of a certificate pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act stating that such increase or decrease, as the case may be, has been so authorized. The Corporation may from time to time, without notice to or the consent of holders of the Series B Preferred Stock, issue additional shares of Series B Preferred Stock, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series B Preferred Stock.

(2)           Standard Provisions

The Standard Provisions contained in Annex C attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Article 10(c) to the same extent as if such provisions had been set forth in full herein.

(3)           Definitions

The following terms are used in this Article 10(c) (including the Standard Provisions in Annex C hereto) as defined below:

“Board of Directors” means the Board of Directors of the Corporation or any duly authorized committee thereof.

“Restated Charter” means the Restated Charter of the Corporation, as may be amended from time to time.

“Series A Preferred Stock” means the Non-Cumulative Perpetual Preferred Stock, Series A, of the Corporation.

“Series C Preferred Stock” means the 6.60% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C, of the Corporation.

“Series D Preferred Stock” means the 6.100% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series D, of the Corporation.

“Series E Preferred Stock” means the Non-Cumulative Perpetual Preferred Stock, Series E, of the Corporation.

(d)          6.60% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C. Pursuant to the provisions of the Restated Charter of the Corporation and applicable law, a series of preferred stock, no par value, of the Corporation be and hereby is created and the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

(1)          Designation and Number of Shares.

The designation of the series of preferred stock shall be “6.60% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C” (the “Series C Preferred Stock”). With respect to payment of dividends and distributions upon the Corporation’s liquidation, dissolution or winding up, the Series C Preferred Stock shall rank (i) senior to the Corporation’s common stock and any other class or series of preferred stock that by its terms ranks junior to the Series C Preferred Stock, (ii) equally with all existing and future series of preferred stock that does not by its terms so provide, including the Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock and (iii) junior to all existing and future indebtedness and other liabilities of the Corporation any class or series of preferred stock that expressly provides in the articles of amendment creating such preferred stock that it ranks senior to the Series C Preferred Stock (subject to any requisite consents prior to issuance).The number of authorized shares of Series C Preferred Stock shall be 5,750. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series C Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors (or a duly authorized committee thereof) and by the filing of a certificate pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act stating that such increase or decrease, as the case may be, has been so authorized. The Corporation may from time to time, without notice to or the consent of holders of the Series C Preferred Stock, issue additional shares of Series C Preferred Stock, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series C Preferred Stock.

(2)           Standard Provisions

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The Standard Provisions contained in Annex D attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Article 10(d) to the same extent as if such provisions had been set forth in full herein.

(3)           Definitions

The following terms are used in this Article 10(d) (including the Standard Provisions in Annex D hereto) as defined below:

“Board of Directors” means the Board of Directors of the Corporation or any duly authorized committee thereof.

“Restated Charter” means the Restated Charter of the Corporation, as may be amended from time to time.

“Series A Preferred Stock” means the Non-Cumulative Perpetual Preferred Stock, Series A, of the Corporation.

“Series B Preferred Stock” means the 6.625% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series B, of the Corporation.

“Series D Preferred Stock” means the 6.100% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series D, of the Corporation.

“Series E Preferred Stock” means the Non-Cumulative Perpetual Preferred Stock, Series E, of the Corporation.

(e)          6.100% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series D. Pursuant to the provisions of the Restated Charter of the Corporation and applicable law, a series of preferred stock, no par value , of the Corporation be and hereby is created and the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

(1)          Designation and Number of Shares

The designation of the series of preferred stock shall be “6.100% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series D” (the “Series D Preferred Stock”). With respect to payment of dividends and distributions upon the Corporation’s liquidation, dissolution or winding up, the Series D Preferred Stock shall rank (i) senior to the Corporation’s common stock and any other class or series of capital stock that by its terms ranks junior to the Series D Preferred Stock, (ii) equally with all existing and future series of capital stock that does not by its terms so provide, including the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series E Preferred Stock and (iii) junior to all existing and future indebtedness and other liabilities of the Corporation any class or series of capital stock that expressly provides in the articles of amendment creating such preferred stock that it ranks senior to the Series D Preferred Stock (subject to any requisite consents prior to issuance). The number of authorized shares of Series D Preferred Stock shall be 10,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series D Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors (or a duly authorized committee thereof) and by the filing of a certificate pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act stating that such increase or decrease, as the case may be, has been so authorized. The Corporation may from time to time, without notice to or the consent of holders of the Series D Preferred Stock, issue additional shares of Series D Preferred Stock, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series,

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the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series D Preferred Stock.

(2)           Standard Provisions

The Standard Provisions contained in Annex E attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Article 10(e) to the same extent as if such provisions had been set forth in full herein.

(3)           Definitions

The following terms are used in this Article 10(e) (including the Standard Provisions in Annex E hereto) as defined below:

“Board of Directors” means the Board of Directors of the Corporation or any duly authorized committee thereof.

“Restated Charter” means the Restated Charter of the Corporation, as may be amended from time to time.

“Series A Preferred Stock” means the Non-Cumulative Perpetual Preferred Stock, Series A, of the Corporation.

“Series B Preferred Stock” means the 6.625% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series B, of the Corporation.

“Series C Preferred Stock” means the 6.60% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C, of the Corporation.

“Series E Preferred Stock” means the Non-Cumulative Perpetual Preferred Stock, Series E, of the Corporation.

3.	The foregoing amendment to the Restated Charter was authorized by the Board of Directors (at a meeting duly convened and held on November 3, 2019) without shareholder action, as such was not required.

4.	The foregoing amendments will be effective as of 11:58 p.m. Central Time on July 1, 2020.
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Date: ____________, 2020

FIRST HORIZON NATIONAL CORPORATION

By:
	Name:	Clyde A. Billings, Jr.
	Title:	Corporate Secretary

ANNEX C

STANDARD PROVISIONS SERIES B

Section 1.          Definitions.

As used herein with respect to Series B Preferred Stock:

(A)          “Business Day” shall mean (i) with respect to the Fixed Rate Period, any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by law, regulation, or executive order to be closed and (ii) with respect to the Floating Rate Period, any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by law, regulation, or executive order to be closed, and additionally, is a London Banking Day.

(B)          “Dividend Determination Date” shall have the meaning set forth in Section (2)(G) hereof.

(C)          “Dividend Payment Dates” shall have the meaning set forth in Section (2)(B) hereof.

(D)          “Dividend Period” shall mean the period from, and including, each Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which shall be the period from, and including, February 1, 2020 to, but excluding, the next succeeding Dividend Payment Date.

(E)          “Fixed Period Dividend Payment Date” shall have the meaning set forth in Section (2)(B) hereof.

(F)          “Floating Period Dividend Payment Date” shall have the meaning set forth in Section (2)(B) hereof.

(G)          “Fixed Rate Period” shall have the meaning set forth in Section (2)(A) hereof.

(H)          “Floating Rate Period” shall have the meaning set forth in Section (2)(A) hereof.

(I)          “Junior Stock” shall mean the Corporation’s common stock and any other class or series of the Corporation’s capital stock over which the Series B Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on the liquidation, dissolution or winding up of the Corporation.

(J)          “Liquidation Preference” shall mean $10,000 per share of Series B Preferred Stock.

(K)          “London Banking Day” shall mean any day on which commercial banks are open dealings in deposits in U.S. dollars in the London interbank market.

(L)          “Nonpayment” shall have the meaning set forth in Section (5)(B) hereof.

(M)          “Optional Redemption” shall have the meaning set forth in Section (4)(A) hereof.

(N)          “Parity Stock” shall mean any class or series of the Corporation’s capital stock that ranks on a par with the Series B Preferred Stock in the payment of dividends and in the distribution of assets on the liquidation, dissolution or winding up of the Corporation, which shall include the Series A

Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock and any class or series of the Corporation’s stock hereafter authorized that ranks on a par with the Series B Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(O)          “Preferred Stock Directors” shall have the meaning set forth in Section (5)(B) hereof.

(P)          “Regulatory Capital Treatment Event” shall mean a good faith determination by the Corporation that, as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series B Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of the Series B Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of the Series B Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat the full liquidation value of the Series B Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy laws or regulations of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy laws or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series B Preferred Stock is outstanding.

(Q)          “Regulatory Event Redemption” shall have the meaning set forth in Section (4)(B) hereof.

(R)          “Spread” shall have the meaning set forth in Section (2)(A) hereof.

(S)          “Three-month LIBOR” shall mean the London interbank offered rate for deposits in U.S. dollars for a three month period, as that rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date. If no offered rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the calculation agent, in consultation with the Corporation, shall select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, Three-month LIBOR shall be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the Calculation Agent in consultation with the Corporation shall select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks for a three month period for the applicable Dividend Period in an amount of at least $1,000,000. If three quotations are provided, Three-month LIBOR shall be the arithmetic average of the quotations provided. Otherwise, Three-month LIBOR for the next Dividend Period shall be equal to Three-month LIBOR in effect for the then-current Dividend Period or, in the case of the first Dividend Period in the Floating Rate Period, the most recent rate on which Three-month LIBOR could have been determined in accordance with the first sentence of this Section had the dividend rate been a floating rate during the Fixed Rate Period.

(T)          “Voting Parity Stock” shall have the meaning set forth in Section (5)(B) hereof.

Section 2.              Dividends.

(A)          Holders of the Series B Preferred Stock shall be entitled to receive, only when, as, and if declared by the Corporation’s Board of Directors (or a duly authorized committee thereof), out of assets

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legally available under applicable law for payment, non-cumulative cash dividends based on the Liquidation Preference, and no more, at a rate equal to (1) 6.625% per annum, for each semi-annual Dividend Period occurring from, and including, February 1, 2020 to, but excluding, August 1, 2025 (the “Fixed Rate Period”), and (2) thereafter, Three-month LIBOR plus a spread of 426.2 basis points per annum (the “Spread”), for each quarterly Dividend Period beginning August 1, 2025 (the “Floating Rate Period”).

(B)          When, as, and if declared by the Corporation’s Board of Directors (or a duly authorized committee thereof) (1) during the Fixed Rate Period, the Corporation shall pay cash dividends on the Series B Preferred Stock semi-annually, in arrears, on February 1 and August 1 of each year (each such date, a “Fixed Period Dividend Payment Date”), beginning on August 1, 2020, and, when, as and if declared by the Corporation’s Board of Directors (or a duly authorized committee thereof) and (2) during the Floating Rate Period, the Corporation shall pay cash dividends on the Series B Preferred Stock quarterly, in arrears, on February 1, May 1, August 1, and November 1 of each year, beginning on November 1, 2025 (each such date, a “Floating Period Dividend Payment Date,” and together with the Fixed Period Dividend Payment Dates, the “Dividend Payment Dates”). The Corporation shall pay cash dividends to the holders of record of shares of the Series B Preferred Stock as such holders appear on the Corporation’s stock register on the applicable record date, which shall be the fifteenth calendar day before that Dividend Payment Date or such other record date fixed by our Board of Directors (or a duly authorized committee thereof) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date.

(C)          If any Dividend Payment Date on or prior to August 1, 2025 is a day that is not a Business Day, then the dividend with respect to that Dividend Payment Date shall instead be paid on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment. If any Dividend Payment Date after August 1, 2025 is a day that is not a Business Day, then the Dividend Payment Date shall be the immediately succeeding Business Day unless such day falls in the next calendar month, in which case the Dividend Payment Date shall instead be the immediately preceding day that is a Business Day, and dividends will accumulate to the Dividend Payment Date as so adjusted.

(D)          The Corporation shall calculate dividends on the Series B Preferred Stock for the Fixed Rate Period on the basis of a 360-day year of twelve 30-day months. The Corporation shall calculate dividends on the Series B Preferred Stock for the Floating Rate Period on the basis of the actual number of days in a Dividend Period and a 360-day year. Dollar amounts resulting from such calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.

(E)          Dividends on the Series B Preferred Stock shall not be cumulative or mandatory. If the Corporation’s Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series B Preferred Stock for any Dividend Period prior to the related Dividend Payment Date, that dividend shall not accumulate, and the Corporation shall have no obligation to pay a dividend for that Dividend Period at any time, whether or not dividends on the Series B Preferred Stock or any other series of our preferred stock or common stock are declared for any future Dividend Period.

(F)          Dividends on the Series B Preferred Stock shall accumulate from February 1, 2020 at the then-applicable dividend rate on the liquidation preference amount of $10,000 per share. If the Corporation issues additional shares of the Series B Preferred Stock, dividends on those additional shares shall accumulate from the original issue date of those additional shares at the then-applicable dividend rate.

(G)          The dividend rate for each Dividend Period in the Floating Rate Period shall be determined by the Calculation Agent using Three-month LIBOR as in effect on the second London Banking Day prior to the beginning of the Dividend Period, which date shall be the “Dividend Determination Date” for the relevant Dividend Period. The Calculation Agent then shall add Three-month LIBOR as determined on the Dividend Determination Date and the applicable Spread. Once the dividend rate for the Series B Preferred Stock is determined, the Calculation Agent shall deliver that information to the Corporation and the Transfer Agent. Absent manifest error, the Calculation Agent’s determination of the dividend rate for a Dividend Period for the Series B Preferred Stock shall be final.

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(H)          So long as any share of Series B Preferred Stock remains outstanding:

(i)          no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock (other than a dividend payable solely in shares of Junior Stock or any dividend in connection with the implementation of a stockholder rights plan or the redemption or repurchase of any rights under such a plan);

(ii)          no shares of Junior Stock shall be repurchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange for or conversion into Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or pursuant to a contractually binding requirement to buy Junior Stock pursuant to a binding stock repurchase plan existing prior to the most recently completed Dividend Period), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and

(iii)          no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation (other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B Preferred Stock and such Parity Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, as a result of a reclassification of Parity Stock for or into other Parity Stock, or by conversion into or exchange for Junior Stock), during a Dividend Period, unless, in each case, the full dividends for the most recently completed Dividend Period on all outstanding shares of the Series B Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment of those dividends has been set aside. The foregoing limitations shall not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Corporation’s employment, severance, or consulting agreements) of the Corporation or of any of the Corporation’s subsidiaries heretofore or hereafter adopted.

(I)          Except as provided below, for so long as any share of Series B Preferred Stock remains outstanding, the Corporation shall not declare, pay, or set aside for payment full dividends on any Parity Stock unless the Corporation has paid in full, or set aside payment in full, in respect of all accumulated dividends for all Dividend Periods for outstanding shares of Series B Preferred Stock. To the extent that the Corporation declares dividends on the Series B Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series B Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate dividend payments based on the ratio between the then current and accumulated dividend payments due on the shares of Series B Preferred Stock and (1) in the case of cumulative Parity Stock the aggregate of the accumulated and unpaid dividends due on any such Parity Stock and (2) in the case of non-cumulative Parity Stock the aggregate of the declared but unpaid dividends due on any such Parity Stock. No interest shall be payable in respect of any dividend payment on Series B Preferred Stock that may be in arrears.

(J)          Subject to the foregoing conditions, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by the Corporation’s Board of Directors (or a duly authorized committee thereof), may be declared and paid on the Corporation’s common stock and any Junior Stock from time to time out of any funds legally available for such payment, and the holders of the Series B Preferred Stock shall not be entitled to participate in such dividends.

Section 3.              Liquidation Rights.

(A)          In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of Series B Preferred Stock then outstanding shall be entitled to be

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paid out of the Corporation’s assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to holders of common stock or any other Junior Stock, a liquidating distribution in the amount equal to the sum of (1) the Liquidation Preference, plus (2) the sum of any declared and unpaid dividends for prior Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends for the then current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled pursuant to the foregoing, the holders of Series B Preferred Stock shall have no right or claim to any remaining assets of the Corporation.

(B)          In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of Parity Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, then the holders of the Series B Preferred Stock and such Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they respectively would be entitled.

(C)          For the purposes of this Section (3), the merger or consolidation of the Corporation with or into any other entity or by another entity with or into the Corporation or the sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation (for cash, securities or other consideration) shall not be deemed to constitute the liquidation, dissolution or winding up of the Corporation. If the Corporation enters into any merger or consolidation transaction with or into any other entity and the Corporation is not the surviving entity in such transaction, the Series B Preferred Stock may be converted into shares of the surviving or successor corporation or the direct or indirect parent of the surviving or successor corporation having terms identical to the terms of the Series B Preferred Stock set forth herein.

Section 4.              Redemption Rights.

(A)          Subject to the further terms and conditions provided herein, the Corporation may redeem the Series B Preferred Stock, in whole or in part, at its option, for cash, on any Dividend Payment Date on or after August 1, 2025, with not less than 30 days’ and not more than 60 days’ notice (“Optional Redemption”), subject to the approval of the appropriate federal banking agency, at the redemption price provided in Section (4)(C) below. Dividends shall not accumulate on those shares of Series B Preferred Stock so redeemed on and after the applicable redemption date.

(B)          In addition, the Corporation may, redeem the Series B Preferred Stock, in whole but not in part, at its option, for cash, at any time within 90 days following a Regulatory Capital Treatment Event, subject to the approval of the appropriate federal banking agency, at the redemption price provided in Section (4)(C) below (a “Regulatory Event Redemption”).

(C)          The redemption price for any redemption of Series B Preferred Stock, whether an Optional Redemption or Regulatory Event Redemption, shall be equal to (i) $10,000 per share of Series B Preferred Stock, plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the date of redemption.

(D)          Any notice given as provided in this Section (4) shall be conclusively presumed to have been duly given, whether or not the holder receives the notice, and any defect in the notice or in the provision of the notice, to any holder of shares of Series B Preferred Stock designated for redemption will not affect the redemption of any other shares of Series B Preferred Stock. Any notice provided to a holder of Series B Preferred Stock shall be deemed given on the date provided, whether or not the holder actually receives the notice. A notice of redemption shall be given not less than 30 days and not more than 60 days prior to the date of redemption specified in the notice, and shall specify (i) the redemption date, (ii) the redemption price, (iii) if fewer than all shares of Series B Preferred Stock are to be redeemed, the number of shares of Series B Preferred Stock to be redeemed and (iv) the manner in which holders of Series B Preferred Stock called for

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redemption may obtain payment of the redemption price in respect of those shares. Notwithstanding anything to the contrary in this paragraph, if the Series B Preferred Stock is issued in book-entry form through The Depositary Trust Company or any other similar facility, notice of redemption may be given to the holders of Series B Preferred Stock at such time and in any manner permitted by such facility.

(E)          If notice of redemption of any shares of Series B Preferred Stock has been given by the Corporation and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series B Preferred Stock, then from and after the Redemption Date such shares of Series B Preferred Stock shall no longer be outstanding for any purpose, all dividends with respect to such shares of Series B Preferred Stock shall cease to accumulate from the Redemption Date and all rights of the holders of such shares shall terminate, except the right to receive the Redemption Price, without interest. Series B Preferred Stock redeemed pursuant to this Section (4) or purchased or otherwise acquired for value by the Corporation shall, after such acquisition, have the status of authorized and unissued shares of preferred stock and may be reissued by the Corporation at any time as shares of any series of preferred stock other than as Series B Preferred Stock.

(F)          In the event that fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock to be redeemed shall be selected either pro rata or by lot or in such other manner as the Board of Directors of the Corporation (or a duly authorized committee thereof), determines to be fair and equitable, subject to the provisions hereof. The Board of Directors of the Corporation (or a duly authorized committee thereof) shall have the full power and authority to prescribe the terms and conditions upon which such shares of Series B Preferred Stock may be redeemed from time to time.

(G)          No holder of Series B Preferred Stock shall have the right to require the redemption of the Series B Preferred Stock.

Section 5.              Voting Rights.

(A)          Holders of Series B Preferred Stock shall not have any voting rights, except as set forth below or as otherwise required by the Tennessee Business Corporation Act.

(B)          Whenever dividends payable on the Series B Preferred Stock or any other class or series of preferred stock ranking equally with the Series B Preferred Stock, including the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, as to payment of dividends, and upon which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any class or series, the equivalent of at least three or more semi-annual or six or more quarterly Dividend Periods, as applicable, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of outstanding shares of the Series B Preferred Stock voting as a class with holders of shares of any other series of our preferred stock ranking equally with the Series B Preferred Stock, including the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, as to payment of dividends, and upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”), shall be entitled to vote for the election of two additional directors of the Board of Directors of the Corporation on the terms set forth in this Section (5) (and to fill any vacancies in the terms of such directorships) (the “Preferred Stock Directors”). Holders of all series of our Voting Parity Stock shall vote as a single class. In the event that the holders of the shares of the Series B Preferred Stock are entitled to vote as described in this Section (5), the number of members of the Corporation’s Board of Directors at that time shall be increased by two directors, and the holders of the Series B Preferred Stock shall have the right, as members of that class, to elect two directors at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series B Preferred Stock or any other series of Voting Parity Stock (unless such request is received less than 90 days before the date fixed for the Corporation’s next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of the stockholders), provided that the election of any Preferred Stock

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Directors shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the securities of the Corporation may at such time be listed) that listed companies must have a majority of independent directors, and provided further that at no time shall the Board of Directors of the Corporation include more than two Preferred Stock Directors.

(C)          The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section (5)(D). In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by the vote of the holders of the Series B Preferred Stock (together with holders of any Voting Parity Stock) to serve until the next annual meeting of the stockholders.

(D)          When the Corporation has paid full dividends on the Series B Preferred Stock for the equivalent of at least two semi-annual or four quarterly Dividend Periods, as applicable, following a Nonpayment, then the right of the holders of Series B Preferred Stock to elect the Preferred Stock Directors set forth in this Section (5) shall cease (except as provided by law and subject always to the same provisions for the vesting of the special voting rights in the case of any future Nonpayment). Upon termination of the right of the holders of the Series B Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors as set forth in this Section (5), the term of office of all Preferred Stock Directors then in office elected by only those holders shall terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series B Preferred Stock (together with holders of any Voting Parity Stock) when they have the voting rights described in Section (5)(B).

(E)          So long as any shares of Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of holders of at least 66⅔% in voting power of the Series B Preferred Stock and any Voting Parity Stock, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series B Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series B Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66⅔% in voting power of the Series B Preferred Stock, amend, alter or repeal any provision of these Articles of Amendment or the Restated Charter of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series B Preferred Stock.

Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on parity with or junior to the shares of the Series B Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights and (ii) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series B Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series B Preferred Stock shall not be deemed to adversely affect the powers, preferences or special rights of the Series B Preferred Stock.

(F)          Notice for a special meeting to elect the Preferred Stock Directors shall be given in a similar manner to that provided in the Corporation’s By-laws for a special meeting of the stockholders. If the

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secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series B Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section (5)(F), and for that purpose shall have access to the stock register of the Corporation.

(G)      Except as otherwise set forth in Section (5)(F) hereof, the rules and procedures for calling and conducting any meeting of the holders of Series B Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors of the Corporation (or a duly authorized committee thereof), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Charter of the Corporation, the By-laws of the Corporation, and applicable laws and the rules of any national securities exchange or other trading facility on which Series B Preferred Stock is listed or traded at the time.

Section 6.          Conversion Rights.

The holders of Series B Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or any interest or property in, the Corporation.

Section 7.          No Sinking Fund.

No sinking fund shall be established for the retirement or redemption of Series B Preferred Stock.

Section 8.          No Preemptive or Subscription Rights.

No holder of Series B Preferred Stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation that it may issue or sell.

Section 9.          No Other Rights.

The Series B Preferred Stock shall not have any designations, preferences or relative, participating, optional or other special rights except as set forth herein or in the Restated Charter of the Corporation or as otherwise required by applicable law.

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ANNEX D

STANDARD PROVISIONS SERIES C

Section 1.          Definitions.

As used herein with respect to Series C Preferred Stock:

(A)          “Business Day” shall mean (i) with respect to the Fixed Rate Period, any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by law, regulation, or executive order to be closed and (ii) with respect to the Floating Rate Period, any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by law, regulation, or executive order to be closed, and additionally, is a London Banking Day.

(B)          “Dividend Determination Date” shall have the meaning set forth in Section (2)(G) hereof.

(C)          “Dividend Payment Dates” shall have the meaning set forth in Section (2)(B) hereof.

(D)          “Dividend Period” shall mean the period from, and including, each Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which shall be the period from, and including, May 1, 2020 to, but excluding, the next succeeding Dividend Payment Date.

(E)          “Fixed Rate Period” shall have the meaning set forth in Section (2)(A) hereof.

(F)          “Floating Rate Period” shall have the meaning set forth in Section (2)(A) hereof.

(G)          “Junior Stock” shall mean the Corporation’s common stock and any other class or series of the Corporation’s capital stock over which the Series C Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on the liquidation, dissolution or winding up of the Corporation.

(H)          “Liquidation Preference” shall mean $10,000 per share of Series C Preferred Stock.

(I)          “London Banking Day” shall mean any day on which commercial banks are open dealings in deposits in U.S. dollars in the London interbank market.

(J)          “Nonpayment” shall have the meaning set forth in Section (5)(B) hereof.

(K)          “Optional Redemption” shall have the meaning set forth in Section (4)(A) hereof.

(L)          “Parity Stock” shall mean any class or series of the Corporation’s capital stock that ranks on a par with the Series C Preferred Stock in the payment of dividends and in the distribution of assets on the liquidation, dissolution or winding up of the Corporation, which shall include the Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock and any other class or series of the Corporation’s stock hereafter authorized that ranks on a par with the Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(M)          “Preferred Stock Directors” shall have the meaning set forth in Section (5)(B) hereof.

(N)          “Regulatory Capital Treatment Event” shall mean a good faith determination by the Corporation that, as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series C Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of the Series C Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of the Series C Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat the full liquidation value of the Series C Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy laws or regulations of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy laws or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series C Preferred Stock is outstanding.

(O)          “Regulatory Event Redemption” shall have the meaning set forth in Section (4)(B) hereof.

(P)          “Spread” shall have the meaning set forth in Section (2)(A) hereof.

(Q)          “Three-month LIBOR” shall mean the London interbank offered rate for deposits in U.S. dollars for a three month period, as that rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date. If no offered rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the calculation agent, in consultation with the Corporation, shall select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, Three-month LIBOR shall be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the Calculation Agent in consultation with the Corporation shall select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks for a three month period for the applicable Dividend Period in an amount of at least $1,000,000. If three quotations are provided, Three-month LIBOR shall be the arithmetic average of the quotations provided. Otherwise, Three-month LIBOR for the next Dividend Period shall be equal to Three-month LIBOR in effect for the then-current Dividend Period or, in the case of the first Dividend Period in the Floating Rate Period, the most recent rate on which Three-month LIBOR could have been determined in accordance with the first sentence of this Section had the dividend rate been a floating rate during the Fixed Rate Period.

(R)          “Voting Parity Stock” shall have the meaning set forth in Section (5)(B) hereof.

Section 2.               Dividends.

(A)          Holders of the Series C Preferred Stock shall be entitled to receive, only when, as, and if declared by the Corporation’s Board of Directors (or a duly authorized committee thereof), out of assets legally available under applicable law for payment, non-cumulative cash dividends based on the Liquidation Preference, and no more, at a rate equal to (1) 6.60% per annum, for each quarterly Dividend Period occurring from, and including, May 1, 2020 to, but excluding, May 1, 2026 (the “Fixed Rate Period”), and (2) thereafter, Three-month LIBOR plus a spread of 492 basis points per annum (the “Spread”), for each quarterly Dividend Period beginning May 1, 2026 (the “Floating Rate Period”).

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(B)          When, as, and if declared by the Corporation’s Board of Directors (or a duly authorized committee thereof), the Corporation shall pay cash dividends on the Series C Preferred Stock quarterly, in arrears, on February 1, May 1, August 1, and November 1 of each year (each such date, a “Dividend Payment Date”), beginning on August 1, 2020, and, when, as and if declared by the Corporation’s Board of Directors (or a duly authorized committee thereof). The Corporation shall pay cash dividends to the holders of record of shares of the Series C Preferred Stock as such holders appear on the Corporation’s stock register on the applicable record date, which shall be the fifteenth calendar day before that Dividend Payment Date or such other record date fixed by our Board of Directors (or a duly authorized committee thereof) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date.

(C)          If any Dividend Payment Date on or prior to May 1, 2026 is a day that is not a Business Day, then the dividend with respect to that Dividend Payment Date shall instead be paid on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment. If any Dividend Payment Date after May 1, 2026 is a day that is not a Business Day, then the Dividend Payment Date shall be the immediately succeeding Business Day unless such day falls in the next calendar month, in which case the Dividend Payment Date shall instead be the immediately preceding day that is a Business Day, and dividends will accumulate to the Dividend Payment Date as so adjusted.

(D)          The Corporation shall calculate dividends on the Series C Preferred Stock for the Fixed Rate Period on the basis of a 360-day year of twelve 30-day months. The Corporation shall calculate dividends on the Series C Preferred Stock for the Floating Rate Period on the basis of the actual number of days in a Dividend Period and a 360-day year. Dollar amounts resulting from such calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.

(E)          Dividends on the Series C Preferred Stock shall not be cumulative or mandatory. If the Corporation’s Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series C Preferred Stock for any Dividend Period prior to the related Dividend Payment Date, that dividend shall not accumulate, and the Corporation shall have no obligation to pay a dividend for that Dividend Period at any time, whether or not dividends on the Series C Preferred Stock or any other series of our preferred stock or common stock are declared for any future Dividend Period.

(F)          Dividends on the Series C Preferred Stock shall accumulate from May 1, 2020 at the then-applicable dividend rate on the liquidation preference amount of $10,000 per share. If the Corporation issues additional shares of the Series C Preferred Stock, dividends on those additional shares shall accumulate from the original issue date of those additional shares at the then-applicable dividend rate.

(G)          The dividend rate for each Dividend Period in the Floating Rate Period shall be determined by the Calculation Agent using Three-month LIBOR as in effect on the second London Banking Day prior to the beginning of the Dividend Period, which date shall be the “Dividend Determination Date” for the relevant Dividend Period. The Calculation Agent then shall add Three-month LIBOR as determined on the Dividend Determination Date and the applicable Spread. Once the dividend rate for the Series C Preferred Stock is determined, the Calculation Agent shall deliver that information to the Corporation and the Transfer Agent. Absent manifest error, the Calculation Agent’s determination of the dividend rate for a Dividend Period for the Series C Preferred Stock shall be final.

(H)          So long as any share of Series C Preferred Stock remains outstanding:

(i)          no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock (other than a dividend payable solely in shares of Junior Stock or any dividend in connection with the implementation of a stockholder rights plan or the redemption or repurchase of any rights under such a plan);

(ii)          no shares of Junior Stock shall be repurchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange for or conversion into Junior Stock,

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through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or pursuant to a contractually binding requirement to buy Junior Stock pursuant to a binding stock repurchase plan existing prior to the most recently completed Dividend Period), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and

(iii)          no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation (other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such Parity Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, as a result of a reclassification of Parity Stock for or into other Parity Stock, or by conversion into or exchange for Junior Stock), during a Dividend Period, unless, in each case, the full dividends for the most recently completed Dividend Period on all outstanding shares of the Series C Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment of those dividends has been set aside. The foregoing limitations shall not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Corporation’s employment, severance, or consulting agreements) of the Corporation or of any of the Corporation’s subsidiaries heretofore or hereafter adopted.

(I)          Except as provided below, for so long as any share of Series C Preferred Stock remains outstanding, the Corporation shall not declare, pay, or set aside for payment full dividends on any Parity Stock unless the Corporation has paid in full, or set aside payment in full, in respect of all accumulated dividends for all Dividend Periods for outstanding shares of Series C Preferred Stock. To the extent that the Corporation declares dividends on the Series C Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series C Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate dividend payments based on the ratio between the then current and accumulated dividend payments due on the shares of Series C Preferred Stock and (1) in the case of cumulative Parity Stock the aggregate of the accumulated and unpaid dividends due on any such Parity Stock and (2) in the case of non-cumulative Parity Stock the aggregate of the declared but unpaid dividends due on any such Parity Stock. No interest shall be payable in respect of any dividend payment on Series C Preferred Stock that may be in arrears.

(J)          Subject to the foregoing conditions, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by the Corporation’s Board of Directors (or a duly authorized committee thereof), may be declared and paid on the Corporation’s common stock and any Junior Stock from time to time out of any funds legally available for such payment, and the holders of the Series C Preferred Stock shall not be entitled to participate in such dividends.

Section 3.               Liquidation Rights.

(A)          In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the Corporation’s assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to holders of common stock or any other Junior Stock, a liquidating distribution in the amount equal to the sum of (1) the Liquidation Preference, plus (2) the sum of any declared and unpaid dividends for prior Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends for the then current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled pursuant to the foregoing, the holders of Series C Preferred Stock shall have no right or claim to any remaining assets of the Corporation.

(B)          In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series C Preferred Stock and the corresponding amounts payable

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on all shares of Parity Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, then the holders of the Series C Preferred Stock and such Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they respectively would be entitled.

(C)          For the purposes of this Section (3), the merger or consolidation of the Corporation with or into any other entity or by another entity with or into the Corporation or the sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation (for cash, securities or other consideration) shall not be deemed to constitute the liquidation, dissolution or winding up of the Corporation. If the Corporation enters into any merger or consolidation transaction with or into any other entity and the Corporation is not the surviving entity in such transaction, the Series C Preferred Stock may be converted into shares of the surviving or successor corporation or the direct or indirect parent of the surviving or successor corporation having terms identical to the terms of the Series C Preferred Stock set forth herein.

Section 4. Redemption Rights.

(A)          Subject to the further terms and conditions provided herein, the Corporation may redeem the Series C Preferred Stock, in whole or in part, at its option, for cash, on any Dividend Payment Date on or after May 1, 2026, with not less than 30 days’ and not more than 60 days’ notice (“Optional Redemption”), subject to the approval of the appropriate federal banking agency, at the redemption price provided in Section (4)(C) below. Dividends shall not accumulate on those shares of Series C Preferred Stock so redeemed on and after the applicable redemption date.

(B)          In addition, the Corporation may, redeem the Series C Preferred Stock, in whole but not in part, at its option, for cash, at any time within 90 days following a Regulatory Capital Treatment Event, subject to the approval of the appropriate federal banking agency, at the redemption price provided in Section (4)(C) below (a “Regulatory Event Redemption”).

(C)          The redemption price for any redemption of Series C Preferred Stock, whether an Optional Redemption or Regulatory Event Redemption, shall be equal to (i) $10,000 per share of Series C Preferred Stock, plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the date of redemption.

(D)          Any notice given as provided in this Section (4) shall be conclusively presumed to have been duly given, whether or not the holder receives the notice, and any defect in the notice or in the provision of the notice, to any holder of shares of Series C Preferred Stock designated for redemption will not affect the redemption of any other shares of Series C Preferred Stock. Any notice provided to a holder of Series C Preferred Stock shall be deemed given on the date provided, whether or not the holder actually receives the notice. A notice of redemption shall be given not less than 30 days and not more than 60 days prior to the date of redemption specified in the notice, and shall specify (i) the redemption date, (ii) the redemption price, (iii) if fewer than all shares of Series C Preferred Stock are to be redeemed, the number of shares of Series C Preferred Stock to be redeemed and (iv) the manner in which holders of Series C Preferred Stock called for redemption may obtain payment of the redemption price in respect of those shares. Notwithstanding anything to the contrary in this paragraph, if the Series C Preferred Stock is issued in book-entry form through The Depositary Trust Company or any other similar facility, notice of redemption may be given to the holders of Series C Preferred Stock at such time and in any manner permitted by such facility.

(E)          If notice of redemption of any shares of Series C Preferred Stock has been given by the Corporation and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series C Preferred Stock, then from and after the Redemption Date such shares of Series C Preferred Stock shall no longer be outstanding for any purpose, all dividends with respect to such shares of Series C Preferred Stock shall cease to accumulate from the Redemption Date and all rights of the holders of such shares shall terminate, except the right to receive the Redemption Price, without interest. Series C Preferred Stock redeemed pursuant to this Section (4) or purchased or otherwise acquired for value by the Corporation shall, after such acquisition, have the status of authorized and unissued

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shares of preferred stock and may be reissued by the Corporation at any time as shares of any series of preferred stock other than as Series C Preferred Stock.

(F)          In the event that fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, the shares of Series C Preferred Stock to be redeemed shall be selected either pro rata or by lot or in such other manner as the Board of Directors of the Corporation (or a duly authorized committee thereof), determines to be fair and equitable, subject to the provisions hereof. The Board of Directors of the Corporation (or a duly authorized committee thereof) shall have the full power and authority to prescribe the terms and conditions upon which such shares of Series C Preferred Stock may be redeemed from time to time.

(G)          No holder of Series C Preferred Stock shall have the right to require the redemption of the Series C Preferred Stock.

Section 5.               Voting Rights.

(A)          Holders of Series C Preferred Stock shall not have any voting rights, except as set forth below or as otherwise required by the Tennessee Business Corporation Act.

(B)          Whenever dividends payable on the Series C Preferred Stock or any other class or series of preferred stock ranking equally with the Series C Preferred Stock, including the Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, as to payment of dividends, and upon which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six or more quarterly Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of outstanding shares of the Series C Preferred Stock voting as a class with holders of shares of any other series of our preferred stock ranking equally with the Series C Preferred Stock, including the Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, as to payment of dividends, and upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”), shall be entitled to vote for the election of two additional directors of the Board of Directors of the Corporation on the terms set forth in this Section (5) (and to fill any vacancies in the terms of such directorships) (the “Preferred Stock Directors”). Holders of all series of our Voting Parity Stock shall vote as a single class. In the event that the holders of the shares of the Series C Preferred Stock are entitled to vote as described in this Section (5), the number of members of the Corporation’s Board of Directors at that time shall be increased by two directors, and the holders of the Series C Preferred Stock shall have the right, as members of that class, to elect two directors at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series C Preferred Stock or any other series of Voting Parity Stock (unless such request is received less than 90 days before the date fixed for the Corporation’s next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of the stockholders), provided that the election of any Preferred Stock Directors shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the securities of the Corporation may at such time be listed) that listed companies must have a majority of independent directors, and provided further that at no time shall the Board of Directors of the Corporation include more than two Preferred Stock Directors.

(C)          The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section (5)(D). In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by the vote of the holders of the Series C Preferred Stock (together with holders of any Voting Parity Stock) to serve until the next annual meeting of the stockholders.

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(D)          When the Corporation has paid full dividends on the Series C Preferred Stock for the equivalent of at least four quarterly Dividend Periods, following a Nonpayment, then the right of the holders of Series C Preferred Stock to elect the Preferred Stock Directors set forth in this Section (5) shall cease (except as provided by law and subject always to the same provisions for the vesting of the special voting rights in the case of any future Nonpayment). Upon termination of the right of the holders of the Series C Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors as set forth in this Section (5), the term of office of all Preferred Stock Directors then in office elected by only those holders shall terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series C Preferred Stock (together with holders of any Voting Parity Stock) when they have the voting rights described in Section (5)(B).

(E)          So long as any shares of Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of holders of at least 66 2/3% in voting power of the Series C Preferred Stock and any Voting Parity Stock, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series C Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series C Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series C Preferred Stock, amend, alter or repeal any provision of these Articles of Amendment or the Restated Charter of the Corporation, including by merger, consolidation or otherwise, so as to affect the powers, preferences or special rights of the Series C Preferred Stock.

Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on parity with or junior to the shares of the Series C Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to affect such powers, preferences or special rights and (ii) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series C Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series C Preferred Stock shall not be deemed to affect the powers, preferences or special rights of the Series C Preferred Stock.

(F)          Notice for a special meeting to elect the Preferred Stock Directors shall be given in a similar manner to that provided in the Corporation’s By-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series C Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section (5)(F), and for that purpose shall have access to the stock register of the Corporation.

(G)          Except as otherwise set forth in Section (5)(F) hereof, the rules and procedures for calling and conducting any meeting of the holders of Series C Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors of the Corporation (or a duly authorized committee thereof), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Charter of the Corporation, the By-laws of the Corporation, and applicable laws and the rules of any national securities exchange or other trading facility on which Series C Preferred Stock is listed or traded at the time.

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Section 6.          Conversion Rights.

The holders of Series C Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or any interest or property in, the Corporation.

Section 7.          No Sinking Fund.

No sinking fund shall be established for the retirement or redemption of Series C Preferred Stock.

Section 8.          No Preemptive or Subscription Rights.

No holder of Series C Preferred Stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation that it may issue or sell.

Section 9.        No Other Rights.

The Series C Preferred Stock shall not have any designations, preferences or relative, participating, optional or other special rights except as set forth herein or in the Company’s Restated Charter or as otherwise required by applicable law.

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ANNEX E

STANDARD PROVISIONS SERIES D

Section 1.          Definitions.

As used herein with respect to Series D Preferred Stock:

(A)          “Adjustments” shall have the meaning set forth in Section (1)(Y)(iii) hereof.

(B)          “Alternative Rate” shall have the meaning set forth in Section (1)(Y)(iii) hereof.

(C)          “Business Day” shall mean (i) with respect to the Fixed Rate Period, any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by law, regulation, or executive order to be closed and (ii) with respect to the Floating Rate Period, any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by law, regulation, or executive order to be closed, and additionally, is a London Banking Day.

(D)          “Calculation Agent” shall mean, at any time, the Corporation, an entity affiliated with the Corporation, or the person or entity appointed by the Corporation pursuant to a calculation agent agreement between the Corporation and a calculation agent and serving as such agent with respect to Series D Preferred Stock at such time (including any successor to such person or entity). The Corporation will be the calculation agent for Series D Preferred Stock as of the original issue date.

(E)          “Dividend Determination Date” shall have the meaning set forth in Section (2)(G) hereof.

(F)          “Dividend Payment Dates” shall have the meaning set forth in Section (2)(B) hereof.

(G)          “Dividend Period” shall mean the period from, and including, each Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which shall be the period from, and including, May 1, 2020 to, but excluding, the next succeeding Dividend Payment Date.

(H)          “Fixed Rate Period” shall have the meaning set forth in Section (2)(A) hereof.

(I)          “Floating Rate Period” shall have the meaning set forth in Section (2)(A) hereof.

(J)          “Junior Stock” shall mean the Corporation’s common stock and any other class or series of the Corporation’s capital stock over which the Series D Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on the liquidation, dissolution or winding up of the Corporation.

(K)          “IFA” shall have the meaning set forth in Section (1)(Y)(iii) hereof.

(L)          “LIBOR Event” shall have the meaning set forth in Section (1)(Y)(iii) hereof.

(M)          “Liquidation Preference” shall mean $10,000 per share of Series D Preferred Stock.

(N)          “London Banking Day” shall mean any day on which commercial banks are open dealings in deposits in U.S. dollars in the London interbank market.

(O)          “Nonpayment” shall have the meaning set forth in Section (5)(B) hereof.

(P)          “Optional Redemption” shall have the meaning set forth in Section (4)(A) hereof.

(Q)          “Parity Stock” shall mean any class or series of the Corporation’s capital stock that ranks on a par with the Series D Preferred Stock in the payment of dividends and in the distribution of assets on the liquidation, dissolution or winding up of the Corporation, which shall include the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series E Preferred Stock and any other class or series of the Corporation’s capital stock hereafter authorized that ranks on a par with the Series D Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(R)          “Preferred Stock Directors” shall have the meaning set forth in Section (5)(B) hereof.

(S)          “Regulatory Capital Treatment Event” shall mean a good faith determination by the Corporation that, as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series D Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of the Series D Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of the Series D Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat the full liquidation value of the Series D Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy laws or regulations of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy laws or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series D Preferred Stock is outstanding.

(T)          “Regulatory Event Redemption” shall have the meaning set forth in Section (4)(B) hereof.

(U)          “Spread” shall have the meaning set forth in Section (2)(A) hereof.

(V)          “Three-month LIBOR” shall mean, for each Dividend Determination Date related to the Floating-Rate Period, the rate determined by the Calculation Agent as follows:

(i)            The London interbank offered rate for deposits in U.S. dollars for a three month period, as that rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date.

(ii)           If no offered rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, in consultation with the Corporation, shall select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, Three-month LIBOR shall be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the Calculation Agent in consultation with the Corporation shall select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks for a three month period for the applicable Dividend Period in an amount of at least $1,000,000. If three quotations are provided, Three-month LIBOR shall be the arithmetic average of the quotations provided. Otherwise, if a LIBOR Event (as

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defined below) has not occurred, Three-month LIBOR for the next Dividend Period shall be equal to Three-month LIBOR in effect for the then-current Dividend Period or, in the case of the first Dividend Period in the Floating Rate Period, the most recent rate on which Three-month LIBOR could have been determined in accordance with the first sentence of this Section had the dividend rate been a floating rate during the Fixed Rate Period.

(iii)          Notwithstanding clauses (1) and (2) above, if the Corporation, in its sole discretion, determines on the relevant Dividend Determination Date that the Three-month LIBOR has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like the Series D Preferred Stock, and the Corporation has notified the Calculation Agent (if it is not the Corporation) of such determination (a “LIBOR Event”), then the Calculation Agent will use, as directed by the Corporation, as a substitute or successor base rate (the “Alternative Rate”) for each future Dividend Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for the Three-month LIBOR. As part of such substitution, the Calculation Agent will, as directed by the Corporation, make such adjustment to the Alternative Rate or the spread thereon, as well as the business day convention, the Dividend Determination Date and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate. Notwithstanding the foregoing, if the Calculation Agent determines that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for Three-month LIBOR, the Corporation may, in its sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on the Corporation, the Calculation Agent and the holders of the Series D Preferred Stock. If on any Dividend Determination Date during the Floating-Rate Period (which may be the first Dividend Determination Date of the Floating-Rate Period) a LIBOR Event has occurred prior to such Dividend Determination Date and for any reason an Alternative Rate has not been determined or there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed) as of such Dividend Determination Date, then commencing on such Dividend Determination Date the dividend rate, Business Day convention and manner of calculating dividends applicable during the Fixed-Rate Period will be in effect for the applicable Dividend Period and will remain in effect during the remainder of the Floating-Rate Period. The establishment of Three-month LIBOR for each Dividend Period by the Calculation Agent (including, for the avoidance of doubt, at the direction of the Corporation in the case of clause (2)) or IFA, as applicable, shall (in the absence of manifest error) be final and binding. For the avoidance of doubt, any Adjustments made pursuant to clause (2) of the definition of “Three-month LIBOR” shall not be subject to the vote or consent of the holders of Series D Preferred Stock.

(W)          “Voting Parity Stock” shall have the meaning set forth in Section (5)(B) hereof.

Section 2.              Dividends.

(A)          Holders of the Series D Preferred Stock shall be entitled to receive, only when, as, and if declared by the Corporation’s Board of Directors (or a duly authorized committee thereof), out of assets legally available under applicable law for payment, non-cumulative cash dividends based on the Liquidation Preference, and no more, at a rate equal to (1) 6.100% per annum, for each semi-annual Dividend Period occurring from, and including, May 1, 2020 to, but excluding, May 1, 2024 (the “Fixed Rate Period”), and (2) thereafter, Three-month LIBOR plus a spread of 385.9 basis points per annum (the “Spread”), for each quarterly Dividend Period beginning May 1, 2024 (the “Floating Rate Period”) , subject to potential adjustment as provided in clause (3) of the definition of three-month LIBOR .

(B)          When, as, and if declared by the Corporation’s Board of Directors (or a duly authorized committee thereof), the Corporation shall pay cash dividends on the Series D Preferred Stock (i) semi-annually, in arrears, on May 1 and November 1 of each year, beginning on November 1, 2020 and ending on

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May 1, 2024, and (ii) quarterly, in arrears, on February 1, May 1, August 1, and November 1, beginning on August 1, 2024, subject to potential adjustment as provided in clause (3) of the definition of three-month LIBOR (each such date, a “Dividend Payment Date”). The Corporation shall pay cash dividends to the holders of record of shares of the Series D Preferred Stock as such holders appear on the Corporation’s stock register on the applicable record date, which shall be the fifteenth calendar day before that Dividend Payment Date or such other record date fixed by our Board of Directors (or a duly authorized committee thereof) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date.

(C)          If any Dividend Payment Date on or prior to May 1, 2024 is a day that is not a Business Day, then the dividend with respect to that Dividend Payment Date shall instead be paid on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment. If any Dividend Payment Date after May 1, 2024 is a day that is not a Business Day, then the Dividend Payment Date shall be the immediately succeeding Business Day unless such day falls in the next calendar month, in which case the Dividend Payment Date shall instead be the immediately preceding day that is a Business Day, and dividends will accumulate to the Dividend Payment Date as so adjusted.

(D)          The Corporation shall calculate dividends on the Series D Preferred Stock for the Fixed Rate Period on the basis of a 360-day year of twelve 30-day months. The Corporation shall calculate dividends on the Series D Preferred Stock for the Floating Rate Period on the basis of the actual number of days in a Dividend Period and a 360-day year, subject to potential adjustment as provided in clause (3) of the definition of three-month LIBOR. Dollar amounts resulting from such calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.

(E)          Dividends on the Series D Preferred Stock shall not be cumulative or mandatory. If the Corporation’s Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series D Preferred Stock for any Dividend Period prior to the related Dividend Payment Date, that dividend shall not accumulate, and the Corporation shall have no obligation to pay a dividend for that Dividend Period at any time, whether or not dividends on the Series D Preferred Stock or any other series of our preferred stock or common stock are declared for any future Dividend Period.

(F)          Dividends on the Series D Preferred Stock shall accumulate from May 1, 2020 at the then-applicable dividend rate on the liquidation preference amount of $10,000 per share (equivalent to $25 per depositary share). If the Corporation issues additional shares of the Series D Preferred Stock, dividends on those additional shares shall accumulate from the original issue date of those additional shares at the then-applicable dividend rate.

(G)          The dividend rate for each Dividend Period in the Floating Rate Period shall be determined by the Calculation Agent using Three-month LIBOR as in effect on the second London Banking Day prior to the beginning of the Dividend Period, which date shall be the “Dividend Determination Date” for the relevant Dividend Period. The Calculation Agent then shall add Three-month LIBOR as determined on the Dividend Determination Date and the applicable Spread. Once the dividend rate for the Series D Preferred Stock is determined, the Calculation Agent shall deliver that information to the Corporation and the Transfer Agent. Absent manifest error, the determination by the Calculation Agent (or, for the avoidance of doubt, by the IFA in the case of Section (1)(Y)(iii) above) of the dividend rate for a Dividend Period for the Series D Preferred Stock shall be final.

(H)          During any Dividend Period, so long as any share of Series D Preferred Stock remains outstanding unless (1) the full dividends for the immediately preceding Dividend Period on all outstanding shares of Series D preferred stock have been paid in full or declared, and funds sufficient for the payment of those dividends set aside; and (2) we are not in default on our obligation to redeem any shares of Series D preferred stock that have been called for redemption,

(i)          no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock (other than a dividend payable solely in

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shares of Junior Stock or any dividend in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan);

(ii)          no shares of Junior Stock shall be repurchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange for or conversion into Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or pursuant to a contractually binding requirement to buy Junior Stock pursuant to a binding stock repurchase plan existing prior to the most recently completed Dividend Period), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and

(iii)          no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation (other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series D Preferred Stock and such Parity Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, as a result of a reclassification of Parity Stock for or into other Parity Stock, or by conversion into or exchange for Junior Stock), during a Dividend Period.

The foregoing limitations shall not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Corporation’s employment, severance, or consulting agreements) of the Corporation or of any of the Corporation’s subsidiaries heretofore or hereafter adopted.

(I)            Except as provided below, for so long as any share of Series D Preferred Stock remains outstanding, the Corporation shall not declare, pay, or set aside for payment full dividends on any Parity Stock unless the Corporation has paid in full, or set aside funds sufficient for payment in full, in respect of all accumulated dividends for all Dividend Periods for outstanding shares of Series D Preferred Stock. To the extent that the Corporation declares dividends on the Series D Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series D Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate dividend payments based on the ratio between the then current and accumulated dividend payments due on the shares of Series D Preferred Stock and (1) in the case of cumulative Parity Stock the aggregate of the accumulated and unpaid dividends due on any such Parity Stock and (2) in the case of non-cumulative Parity Stock the aggregate of the declared but unpaid dividends due on any such Parity Stock. No interest shall be payable in respect of any dividend payment on Series D Preferred Stock that may be in arrears.

(J)           Subject to the foregoing conditions, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by the Corporation’s Board of Directors (or a duly authorized committee thereof), may be declared and paid on the Corporation’s common stock and any Junior Stock from time to time out of any funds legally available for such payment, and the holders of the Series D Preferred Stock shall not be entitled to participate in such dividends.

Section 3.              Liquidation Rights.

(A)          In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the Corporation’s assets legally available for distribution to the Corporation’s shareholders, before any distribution of assets is made to holders of common stock or any other Junior Stock, a liquidating distribution in the amount equal to the sum of (1) the Liquidation Preference, plus (2) the sum of any declared and unpaid dividends for prior Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends for the then current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full

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amount of the liquidating distributions to which they are entitled pursuant to the foregoing, the holders of Series D Preferred Stock shall have no right or claim to any remaining assets of the Corporation.

(B)          In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series D Preferred Stock and the corresponding amounts payable on all shares of Parity Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, then the holders of the Series D Preferred Stock and such Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they respectively would be entitled.

(C)          For the purposes of this Section (3), the merger or consolidation of the Corporation with or into any other entity or by another entity with or into the Corporation or the sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation (for cash, securities or other consideration) shall not be deemed to constitute the liquidation, dissolution or winding up of the Corporation. If the Corporation enters into any merger or consolidation transaction with or into any other entity and the Corporation is not the surviving entity in such transaction, the Series D Preferred Stock may be converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity, so long as such new preference securities have powers, preferences and special rights that are identical to the powers, preferences and special rights of the Series D Preferred Stock set forth herein.

Section 4.              Redemption Rights.

(A)          Subject to the further terms and conditions provided herein, the Corporation may redeem the Series D Preferred Stock, in whole or in part, at its option, for cash, on any Dividend Payment Date on or after May 1, 2024, with not less than 30 days’ and not more than 60 days’ notice (“Optional Redemption”), subject to the approval of the appropriate federal banking agency, at the redemption price provided in Section (4)(C) below. Dividends shall not accumulate on those shares of Series D Preferred Stock so redeemed on and after the applicable redemption date.

(B)          In addition, the Corporation may, redeem the Series D Preferred Stock, in whole but not in part, at its option, for cash, at any time within 90 days following a Regulatory Capital Treatment Event, subject to the approval of the appropriate federal banking agency, at the redemption price provided in Section (4)(C) below (a “Regulatory Event Redemption”).

(C)          The redemption price for any redemption of Series D Preferred Stock, whether an Optional Redemption or Regulatory Event Redemption, shall be equal to (1) $10,000 per share of Series D Preferred Stock, plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the date of redemption.

(D)          Any notice given as provided in this Section (4) shall be conclusively presumed to have been duly given, whether or not the holder receives the notice, and any defect in the notice or in the provision of the notice, to any holder of shares of Series D Preferred Stock designated for redemption will not affect the redemption of any other shares of Series D Preferred Stock. Any notice provided to a holder of Series D Preferred Stock shall be deemed given on the date provided, whether or not the holder actually receives the notice. A notice of redemption shall be given not less than 30 days and not more than 60 days prior to the date of redemption specified in the notice, and shall specify (i) the redemption date, (ii) the redemption price, (iii) if fewer than all shares of Series D Preferred Stock are to be redeemed, the number of shares of Series D Preferred Stock to be redeemed and (iv) the manner in which holders of Series D Preferred Stock called for redemption may obtain payment of the redemption price in respect of those shares. Notwithstanding anything to the contrary in this paragraph, if the Series D Preferred Stock is issued in book-entry form through The Depositary Trust Company or any other similar facility, notice of redemption may be given to the holders of Series D Preferred Stock at such time and in any manner permitted by such facility.

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(E)          If notice of redemption of any shares of Series D Preferred Stock has been given by the Corporation and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series D Preferred Stock, then from and after the Redemption Date such shares of Series D Preferred Stock shall no longer be outstanding for any purpose, all dividends with respect to such shares of Series D Preferred Stock shall cease to accumulate from the Redemption Date and all rights of the holders of such shares shall terminate, except the right to receive the Redemption Price, without interest. Series D Preferred Stock redeemed pursuant to this Section (4) or purchased or otherwise acquired for value by the Corporation shall, after such acquisition, have the status of authorized and unissued shares of preferred stock and may be reissued by the Corporation at any time as shares of any series of preferred stock other than as Series D Preferred Stock.

(F)          In the event that fewer than all the outstanding shares of Series D Preferred Stock are to be redeemed, the shares of Series D Preferred Stock to be redeemed shall be selected either pro rata or by lot or in such other manner as the Board of Directors (or a duly authorized committee thereof), determines to be fair and equitable, subject to the provisions hereof. The Board of Directors (or a duly authorized committee thereof) shall have the full power and authority to prescribe the terms and conditions upon which such shares of Series D Preferred Stock may be redeemed from time to time.

(G)          No holder of Series D Preferred Stock shall have the right to require the redemption of the Series D Preferred Stock.

Section 5.               Voting Rights.

(A)          Holders of Series D Preferred Stock shall not have any voting rights, except as set forth below or as otherwise required by the Tennessee Business Corporation Act.

(B)          Whenever dividends payable on the Series D Preferred Stock or any other class or series of preferred stock ranking equally with the Series D Preferred Stock, including the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series E Preferred Stock, as to payment of dividends, and upon which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any class or series, the equivalent of at least three Fixed Rate Periods or at least six Floating Rate Periods, as applicable, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of outstanding shares of the Series D Preferred Stock voting as a class with holders of shares of any other series of our preferred stock ranking equally with the Series D Preferred Stock, including the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series E Preferred Stock, as to payment of dividends, and upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”), shall be entitled to vote for the election of two additional directors of the Board of Directors on the terms set forth in this Section (5) (and to fill any vacancies in the terms of such directorships) (the “Preferred Stock Directors”). Holders of all series of our Voting Parity Stock shall vote as a single class. In the event that the holders of the shares of the Series D Preferred Stock are entitled to vote as described in this Section (5), the number of members of the Corporation’s Board of Directors at that time shall be increased by two directors, and the holders of the Series D Preferred Stock shall have the right, as members of that class, to elect two directors at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series D Preferred Stock or any other series of Voting Parity Stock (unless such request is received less than 90 days before the date fixed for the Corporation’s next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of the shareholders), provided that the election of any Preferred Stock Directors shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the securities of the Corporation may at such time be listed) that listed companies must have a majority of independent directors, and provided further that at no time shall the Board of Directors include more than two Preferred Stock Directors.

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(C)          The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the Corporation’s shareholders unless they have been previously terminated or removed pursuant to Section (5)(D). In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by the vote of the holders of the Series D Preferred Stock (together with holders of any Voting Parity Stock) to serve until the next annual meeting of the shareholders.

(D)          When the Corporation has paid full dividends on the Series D Preferred Stock for the equivalent of at least two Fixed Rate Periods or at least four Floating Rate Periods, as applicable, following a Nonpayment, then the right of the holders of Series D Preferred Stock to elect the Preferred Stock Directors set forth in this Section (5) shall cease (except as provided by law and subject always to the same provisions for the vesting of the special voting rights in the case of any future Nonpayment). Upon termination of the right of the holders of the Series D Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors as set forth in this Section (5), the term of office of all Preferred Stock Directors then in office elected by only those holders shall terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series D Preferred Stock (together with holders of any Voting Parity Stock) when they have the voting rights described in Section (5)(B).

(E)          So long as any shares of Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of holders of at least 66 2/3% in voting power of the Series D Preferred Stock and any Voting Parity Stock, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series D Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series D Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series D Preferred Stock, amend, alter or repeal any provision of these Articles of Amendment or the Restated Charter of the Corporation, including by merger, consolidation or otherwise, so as to affect the powers, preferences or special rights of the Series D Preferred Stock. Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on parity with or junior to the shares of the Series D Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to affect such powers, preferences or special rights and (ii) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series D Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity, so long as such new preference securities have powers, preferences and special rights that are identical to the powers, preferences and special rights of the Series D Preferred Stock set forth herein shall not be deemed to affect the powers, preferences or special rights of the Series D Preferred Stock.

(F)          Notice for a special meeting to elect the Preferred Stock Directors shall be given in a similar manner to that provided in the Corporation’s By-laws for a special meeting of the shareholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series D Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section (5)(F), and for that purpose shall have access to the stock register of the Corporation.

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(G)          Except as otherwise set forth in Section (5)(F) hereof, the rules and procedures for calling and conducting any meeting of the holders of Series D Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors of the Corporation (or a duly authorized committee thereof), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Charter of the Corporation, the By-laws of the Corporation, and applicable laws and the rules of any national securities exchange or other trading facility on which Series D Preferred Stock is listed or traded at the time.

Section 6.               Conversion Rights.

The holders of Series D Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or any interest or property in, the Corporation.

Section 7.               No Sinking Fund.

No sinking fund shall be established for the retirement or redemption of Series D Preferred Stock.

Section 8.               No Preemptive or Subscription Rights.

No holder of Series D Preferred Stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation that it may issue or sell.

Section 9.               Information Rights.

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series D preferred stock are outstanding, we will use commercially reasonable efforts to provide any requesting beneficial owner a copy of our most recently filed “Consolidated Financial Statements for Holding Companies-FR Y-9C” and “Consolidated Reports of Condition and Income for a Bank With Domestic Offices Only-FFIEC 041,” in each case or any applicable successor form.

Section 10.             No Other Rights.

The Series D Preferred Stock shall not have any designations, preferences or relative, participating, optional or other special rights except as set forth herein or in the Corporation’s Restated Charter or as otherwise required by applicable law.

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